Exhibit 10.12

TOM JENNEWEIN
STOCK OPTION AGREEMENT

THIS AGREEMENT is made and entered into as of the date last below written by and between CleanTech Biofuels, Inc., a Delaware corporation (the “Company”), and Tom Jennewein (the “Optionee”).

WHEREAS, the Optionee was hired as Chief Financial Officer of the Company as of the _____ day of August, 2007; and

WHEREAS, the Company, in order to induce the Optionee to accept a position as Chief Financial Officer of the Company and to contribute to the success of the Company, agreed to grant the Optionee an option to acquire a proprietary interest in the Company through the purchase of shares of stock of the Company; and

WHEREAS, the Company adopted the Company’s 2007 Stock Option Plan (the “Plan”) under which the Company is authorized to grant stock options to certain employees, directors and consultants of the Company; and

WHEREAS, the Committee (as defined in the Plan) has determined that the Company should, in recognition of Optionee’s contributions, grant an option to the Optionee pursuant to the terms of this Agreement and the Plan; and

WHEREAS, the Optionee desires to accept the option.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1.           Grant of Option.  The Company hereby grants a Qualified Stock Option in the amount and subject to the terms provided in this Agreement (the “Option”) effective as of the _________ day of August, 2007 (the “Grant Date”).  If the Option is a Nonqualified Stock Option, the Option is not intended to be and shall not be treated as a qualified incentive stock option as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  If the Option is a Qualified Stock Option, the Option is intended to be and shall be treated as a qualified incentive stock option as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  The foregoing notwithstanding, to the extent the aggregate fair market value of stock with respect to which Qualified Stock Options are exercisable for the first time by Optionee in any given calendar year exceeds $100,000, such Qualified Stock Options shall be treated as Nonqualified Stock Options under the Plan.  In such event, Section 8 of this Agreement shall not apply to shares acquired by Optionee as a result of the exercise of such Nonqualified Stock Options.

2.           Shares.  The shares of stock subject to the Option shall be the Company’s authorized but unissued or reacquired Common Stock, $0.001 par value (the “Common Stock”).

3.           Number of Shares.  The number of shares of Common Stock which the Optionee may purchase under the Option is 800,000.

4.           Term and Exercise of Option.  The Option shall be first exercisable with respect to one third (1/3) of the shares subject to the Option commencing on the First Anniversary of Grant Date, with respect to another one third (1/3) of the shares subject to the Option commencing on the Second Anniversary of Grant Date and with respect to the final one third (1/3) of the shares subject to the Option commencing on the Third Anniversary of Grant Date, if Optionee is an employee of the Company as of each of such dates; provided, however, if Optionee’s employment is terminated for any reason other than for Cause or without Good Reason, as such terms are defined in Optionee’s Employment Agreement,  then one half (1/2) of the shares subject to the Option shall immediately vest to the extent not already vested at such time.  The exercise period for the Option shall end upon the earliest of the following:

a.	Immediately upon the termination of Optionee’s employment for Cause or without Good Reason; or

b.	The date three (3) months after the Optionee’s termination of Optionee as an employee of the Company for any reason other than for Cause or without Good Reason, retirement, disability, or death; or

c.	The date thirty-six (36) months after termination of the Optionee as an employee of the Company due to retirement or disability; or

d.	The date one (1) year after the Optionee’s death, if and only if the Optionee was an employee of the Company on the date three (3) months prior to the Optionee’s death; or

e.	The date seven (7) years after the Grant Date.

To the extent the Option for any of the shares is not exercised within the foregoing periods, the Option shall expire and thereafter shall be null and void.

Notwithstanding anything herein to the contrary, if Optionee is employed by the Company upon the effective date of any merger, consolidation, sale of all (or substantially all) of the assets of the Company, or other business combination involving the sale or transfer of all (or substantially all) of the capital stock or assets of the Company in which the Company is not the surviving entity, or if it is the surviving entity, either (i) it does not survive as an operating ongoing concern in substantially the same line of business, or (ii) it is controlled by persons or entities previously unaffiliated with the Company, the Option shall become exercisable immediately prior to the consummation of any of the foregoing events with respect to one hundred percent (100%) of the shares subject to the Option.

5.           Manner of Exercise, Purchase Price, and Payment.  Exercise of the Option shall be made by delivery to the Company by Optionee (or other person entitled to exercise the Option as provided hereunder) of (i) an executed “Notice of Exercise of Stock Option and Record of Stock Transfer”, in the form attached hereto as Exhibit A and incorporated herein by reference, and (ii) payment of the aggregate purchase price for shares purchased pursuant to the exercise.  The price per share of the Common Stock which the Optionee may purchase hereunder is $0.15.  The purchase price shall be payable in full in United States dollars in cash or by certified check upon the exercise of the Option.

6.           Restriction on Transfer.  This Option is not transferable by the Optionee other than by will or the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by the Optionee.  Upon the death of the Optionee, the executors or administrators of the Optionee’s estate, or any person or persons who shall have acquired the right to exercise the Option by bequest, inheritance, or otherwise by reason of the death of the Optionee shall have the right to exercise the Option, provided that such exercise occurs not more than seven (7) years from the Grant Date and also within one (1) year of the Optionee’s death.

7.           Restrictions on Exercise.  The Option shall be exercisable subject to the following restrictions:

a.
The Optionee must be an employee of the Company at all times during the period beginning on the Grant Date and ending three (3) months before the earlier of the date of exercise of the Option or the date of the Optionee’s death; provided, however, that if the Optionee terminates employment with the Company due to retirement or disability, then the aforementioned period shall be extended to end thirty-six (36) months before the date of exercise of the Option.  If the Option is a Qualified Stock Option, the foregoing notwithstanding, the Optionee recognizes and acknowledges by the Optionee’s signature below that it is anticipated that the favorable tax consequences afforded by Section 422 of the Code will only be available to the Optionee if the Optionee exercises the Option within three (3) months of termination of employment with the Company or, in the event of the Optionee’s termination of employment due to disability, within one (1) year of such termination; and

b.
So long as the Optionee remains an employee of the Company, the Option may be exercised in whole or in part; provided, however, that the Optionee shall not exercise part of the Option for fewer than twenty-five (25) shares at one time unless the total number of shares subject to the Option is fewer than twenty-five (25), in which case the Optionee shall not exercise the Option for fewer than all of such shares.

8.           Restriction on Disposition of Common Stock. It is recognized that, under current tax laws, if the Option is a Qualified Stock Option and the Optionee disposes of Common Stock acquired pursuant to the Optionee’s exercise of the Option within two (2) years after the Grant Date or within one (1) year after the transfer of such Common Stock to the Optionee, then the Optionee must recognize ordinary income, as opposed to capital gain, on such disposition.  Further, the Optionee hereby consents to enter into and execute such agreements restricting the sale, assignment, transfer, or other disposition of the Common Stock by Optionee as may be required by the Committee and/or Board of Directors of the Company upon any exercise of the Option granted hereunder.

9.           Other Restrictions.  The Option shall be subject to all of the terms, conditions, and restrictions of the Plan, the terms of which are incorporated herein by reference.  The Option shall in all respects be interpreted in accordance with the Plan.  To the extent the terms of the Plan and this Agreement or any other document pertaining to the Option are inconsistent, the Plan shall prevail.  The Committee shall interpret and construe the Plan and this Agreement and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue pertaining to the Option or the Plan.

10.           Obligation of the Optionee.  The Optionee shall at no time be obligated to exercise the Option.

11.           Rights as a Shareholder.  The Optionee and any transferee of the Option shall have no rights as a shareholder of the Company with respect to any shares of Common Stock which are the subject of the Option until the date of transfer on the records of the Company of the shares of stock.

12.           Adjustment of and Changes in Stock of the Company.  In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares of stock of the Company, or the merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares of Common Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Optionee any additional benefits under the Option.

13.           Employment Rights Not Affected.  Neither the granting of the Option nor its exercise shall be construed as granting to the Optionee any right with respect to continuance of employment with the Company.  Except as may otherwise be limited by a written agreement between the Company and the Optionee, the right of the Company to terminate at will the Optionee’s employment with the Company at any time and for any reason whatsoever is specifically reserved by the Company, and acknowledged by the Optionee.

14.           Amendment of Option.  The Option may be amended by the Board of Directors of the Company or by the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Grant Date and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i) or provided in the Plan, with the consent of the Optionee.  The foregoing notwithstanding, the Committee may, in its sole discretion, cancel the Option at any time prior to the Optionee’s exercise of the Option if, in the opinion of the Committee, the Optionee engages in activities contrary to the interests of the Company.

15.           Notice.  Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Secretary at its executive offices at 7320 Forsyth, Unit 102, St. Louis, Missouri  63105, and any notice to the Optionee shall be addressed to the Optionee at the current address shown on the payroll records of the Company, or to such other address and to the attention of such other person(s) or officer(s) as either party may designate by written notice.  Any notice shall be deemed to be duly given if and when properly addressed and deposited, postage paid,  in the United States mail or when hand delivered to the party to whom it is addressed.

16.           Governing Law.  This Agreement shall be construed in accordance with and shall be subject to the internal laws of the State of Missouri, except to the extent preempted by federal law.

17.           Acknowledgment of Receipt of Plan.  By Optionee’s signature below, Optionee hereby acknowledges receipt of a copy of the Plan.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Agreement and the Optionee has placed his signature hereon as of the ____ day of ___________________, _____, and effective as of the Grant Date.

COMPANY:	CLEANTECH BIOFUELS, INC.

By:

Title: President

ATTEST:

By:

Title:

OPTIONEE:
Tom Jennewein

EXHIBIT A

Tom Jennewein

Notice of Exercise of Option
and Record of Stock Transfer

I hereby exercise my Option granted by Tom Jennewein subject to all the terms and provisions set forth in the Stock Option Agreement dated _______________, _____, pertaining thereto and of the Tom Jennewein Incentive Stock Option Plan referred to therein, and notify you of my desire to purchase ____________ shares of Common Stock, $<__________> par value of the Company (the “Common Stock”) which were offered to me pursuant to said Stock Option Agreement.  Enclosed is my certified check in the sum of $_____________ in full payment for such shares.

I hereby represent that I have previously received a Stock Option Agreement and a copy of the Tom Jennewein Incentive Stock Option Plan from the Company and that I understand the terms and restrictions described therein.  I further represent that the ____________ shares of Common Stock to be delivered to me pursuant to the above-mentioned exercise of the Option granted to me on ________________ are being acquired by me as an investment and not with a view to, or for sale in connection with, the distribution of any of such shares.

Dated: _________________, ______	___________________________________
Optionee

Receipt

Receipt is hereby acknowledged of the delivery to me by Tom Jennewein, on the  ____ day of __________ _, ___  of stock certificates for ____________ shares of Common Stock purchased by me pursuant to the terms and conditions of the Tom Jennewein Incentive Stock Option Plan referred to above, which shares were transferred to me on the Company’s stock record books on the  _____ day of ____________ ,____ .

___________________________________
Optionee